Exhibit 8.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
May 24, 2013	Hong Kong	Shanghai
	Houston	Silicon Valley
Enduro Resource Partners LLC	London	Singapore
777 Main Street, Suite 800	Los Angeles	Tokyo
Fort Worth, Texas 76102	Madrid	Washington, D.C.
Milan

Re:     Enduro Royalty Trust – Registration

          Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Enduro Resource Partners LLC, a Delaware limited liability company (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Company concerning the business, properties and governing documents of Enduro Royalty Trust as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

May 24, 2013

Based on the facts, assumptions and representations set forth herein, the statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by Enduro Royalty Trust and persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

LATHAM & WATKINS LLP